EXHIBIT 99.1

Blacksands Petroleum Inc. 401 Bay Street, Suite 2700, PO Box 142 Tel: +1 (416) 359 7805 E-mail: pparisotto@coniston.ca

NEWS RELEASE

BLACKSANDS PETROLEUM CANCELS ANNUAL MEETING OF JANUARY 8, 2009

TORONTO, ONTARIO, January 6, 2009 – Blacksands Petroleum, Inc. (OTC Bulletin Board: BSPE) (the “Company”) announced today that it has come to its attention that notwithstanding the postponement of its Annual Meeting rescheduled to January 8, 2009, the Company is still short of the required quorum needed to hold the meeting.

Accordingly, the Company has cancelled the Annual Meeting scheduled for January 8, 2009, and will announce a new meeting date shortly.

About Blacksands

Blacksands Petroleum, through its 75% ownership of Access Energy Inc. – a private Canadian company - is engaged in the business of exploring for, developing and operating unconventional oil and gas projects. Such projects may include oil produced from tar sands, also referred to as oil sands, or bituminous sands, which are a combination of clay, sand, water, and bitumen.

“Paul A. Parisotto”

President & CEO

For further information, please contact:

Paul A. Parisotto

President & CEO

416-359-7805

Cautionary Note Concerning Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the word “expect” and similar expressions identify forward-looking statements. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. The Company’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and the Company does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements. Important factors that could cause actual results to differ materially from the Company’s expectations include uncertainties involved in disputes and litigation; fluctuations in oil and other commodity prices and currency exchange rates; uncertainty of estimates of capital and operating costs, recovery rates, production estimates and estimated economic return; the need for cooperation of government agencies and native groups in the exploration and development of properties and the issuance of required permits; the need to obtain additional financing to develop properties and uncertainty as to the availability and terms of future financing; the possibility of delay in exploration or development programs or in construction projects and uncertainty of meeting anticipated program milestones; uncertainty as to timely availability of permits and other governmental approvals; and other risks and uncertainties disclosed in the Company’s 10K-SB for the year ended October 31, 2007, filed with the United States Securities and Exchange Commission, and other information released by the Company from time to time and filed with the appropriate regulatory agencies.